UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 5, 2010

Dollar General Corporation
(Exact name of registrant as specified in its charter)

Tennessee	001-11421	61-0502302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Mission Ridge Goodlettsville, Tennessee		37072
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On January 5, 2010, the Board of Directors of Dollar General Corporation (the “Company”) increased the size of the Board from 6 to 7 members and appointed David B. Rickard as a director, effective immediately, to serve until the 2010 annual meeting of shareholders and until his successor is duly elected and qualified. Mr. Rickard has been appointed to serve as the Chairman of the Audit Committee of the Board.

Effective January 6, 2010 (the “Grant Date”), Mr. Rickard was granted a non-qualified stock option (“Options”) to purchase 5,306 shares of the Company’s common stock, $.875 par value per share (“Common Stock”), at an exercise price equal to the closing price of the Common Stock on the Grant Date, and 1,459 restricted stock units (“RSUs”), in each case pursuant to the Company’s Amended and Restated 2007 Stock Incentive Plan for Key Employees of Dollar General Corporation and its Affiliates (the “2007 Plan”).  The Options generally shall vest in four equal installments on each of the first four anniversaries of the Grant Date, and the RSUs generally shall vest in three equal installments on each of the first, second, and third annual shareholders' meetings of the Company immediately following the Grant Date, in each case provided that Mr. Rickard is still a director of the Company on such dates. The Options and the RSUs are subject to the terms of the 2007 Plan and to the terms of the Director Stock Option Agreement and the Director RSU Award Agreement, forms of which were previously filed by the Company.

Pursuant to the Board-approved standard compensation program for non-employee directors, Mr. Rickard will receive quarterly payment of the following cash compensation for Board services (pro-rated where appropriate):

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$75,000 annual retainer for service as a Board member;

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$17,500 annual retainer for service as chairman of the audit committee; and

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$1,500 for each Board or committee meeting in excess of 12 that he attends during each fiscal year.

A copy of the news release announcing Mr. Rickard’s appointment is attached hereto as Exhibit 99.

ITEM 8.01

OTHER EVENTS.

On January 6, 2010, the Company issued a news release announcing that its 2010 Annual Meeting of Shareholders is currently expected to be held on June 3, 2010.

Rule 14a-8 Proposal Deadline.  Because this is the Company’s first annual meeting as a public company, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, shareholders must deliver proposals for inclusion in the proxy materials for such meeting no later than the close of business on February 3, 2010 to the Corporate Secretary, Dollar General Corporation, 100 Mission Ridge, Goodlettsville, TN 37072.  Such proposals must also comply with the requirements of Rule 14a-8, and may be omitted otherwise from the proxy materials.

Dollar General Bylaws Advance Notice Deadline.  In accordance with the requirements for advance notice in the Company’s bylaws, for director nominations or other business to be brought before the 2010 Annual Meeting of Shareholders by a shareholder, other than Rule 14a-8 proposals described above, written notice must be delivered no earlier than the close of business on February 3, 2010 and no later than the close of business on March 5, 2010, to the Corporate Secretary, Dollar General Corporation, 100 Mission Ridge, Goodlettsville, TN 37072.  Such notices must also comply with the requirements of the Company’s bylaws, and may not be effective otherwise.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(a)

Financial statements of businesses acquired.  N/A

(b)

Pro forma financial information.  N/A

(c)

Shell company transactions.  N/A

(d)

Exhibits.  See Exhibit Index immediately following the signature page hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2010	DOLLAR GENERAL CORPORATION

	By:	/s/ Susan S. Lanigan
Susan S. Lanigan
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99	News release dated January 6, 2010

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